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                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lone Star Energy Plant Operations, Inc. on Form S-8 of our report dated March 25, 1997, appearing in the Annual Report on Form 10-K of Lone Star Energy Plant Operations, Inc. for the year ended December 31, 1996 and of our report dated February 10, 1997 (March 7, 1997 as to the third paragraph of Note 4) appearing in the Annual Report on Form 10-K of Enserch Exploration, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Dallas, Texas
April 4, 1997